EXHIBIT 10.6
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is dated as of June 22, 2006 (the “Fifth Amendment Closing Date”), and is entered into by and among PARAMOUNT PETROLEUM CORPORATION, a Delaware corporation (the “Borrower”), each of the financial institutions party to the Credit Agreement referenced below (collectively the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the “Agent”), BANK OF AMERICA, N.A., as Bank, and Banc of America Securities LLC, solely in its capacity as sole lead arranger and book manager (“BAS”).
     WHEREAS, the Borrower, the Agent, and the Lenders, among others, have entered into that certain Amended and Restated Credit Agreement (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”), dated as of July 26, 2005;
     WHEREAS, the Borrower has informed Agent that its shareholders have entered into that certain Stock Purchase Agreement among the stockholders of Paramount Petroleum Corporation and Alon USA Energy, Inc. (“Alon”) dated as of April 28, 2006 (as amended, the “Stock Purchase Agreement”);
     WHEREAS, contemporaneous with this Amendment, certain lenders, together with Credit Suisse, acting through its Cayman Islands Branch, as the collateral agent for such lenders (“CS”), will enter into a Credit Agreement to provide a loan facility to Alon in an amount up to $550,000,000 (the “Alon Loan Agreement”);
     WHEREAS, the Borrower has informed the Agent that it intends (a) to guaranty the obligations of Alon under the Alon Loan Agreement under the terms of that certain Guarantee and Collateral Agreement dated as of August 4, 2006 executed by the Borrower and the “Subsidiary Parties” (as defined therein) in favor of CS (as amended, the “CS Guarantee and Collateral Agreement”), and (b) to grant a Lien in favor of CS in certain assets of the Borrower and the Subsidiary Parties (the “CS Lien”), in support of its obligations under the CS Guarantee and Collateral Agreement. The CS Lien shall be co-extensive with the Lien in existence immediately prior to the “Stock Purchase Closing Date” (as defined below) in favor of Wells Fargo Bank Northwest, National Association, as Term Loan Agent;
     WHEREAS, contemporaneous with the Stock Purchase Closing Date, Paramount Petroleum Holdings, Inc., a Delaware corporation (“Holdings”) intends to make an unsecured subordinated loan to the Borrower in the amount of $113,000,000 (the “Subordinated Term Loan”), the proceeds of which will be used, in part, to repay the Term Loan Debt existing immediately prior to the Stock Purchase Closing Date; and
     WHEREAS, the Borrower has requested that Agent and Lenders consent to the consummation of the Stock Purchase Agreement, the execution of the CS Guarantee and Collateral Agreement, and the entering into of the Subordinated Term Loan and to other waivers and amendments to the Credit Agreement. The Agent and the Lenders have agreed to the foregoing requests but only on the terms and conditions set forth below.

     NOW, THEREFORE, the parties hereto do hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. Initially capitalized terms used but not otherwise defined in this Amendment have the meanings given thereto in the Credit Agreement, as amended hereby.
ARTICLE II
AMENDMENTS
     Section 2.1 Amendments to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a credit facility of up to Two Hundred Fifteen Million Dollars ($215,000,000) to the Borrower from time to time during the term of this Agreement (the ‘Total Facility’). The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.”
     Section 2.2 Termination of Special Revolving Line of Credit and Second Special Revolving Line of Credit. The Special Revolving Line of Credit and the Second Special Revolving Line of Credit are hereby terminated and Sections 1.2(j) and (k) of the Credit Agreement are hereby deleted in their entirety.
     Section 2.3 Transactions with Affiliates. Section 7.15 of the Credit Agreement is hereby amended by deleting the last sentence of Section 7.15 and substituting therefor the following:
“Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may (a) engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Borrower and its Subsidiaries than would be obtained in comparable arm’s-length transactions with a third party who is not an Affiliate and (b) make payments to an Affiliate to the extent any such payment is either a Permitted Payment or is otherwise permitted under the terms of the Subordinated Term Loan Intercreditor Agreement.”
     Section 2.4 Events of Default. Section 9.1 of the Credit Agreement titled “Events of Default” is hereby amended as follows:
(a) Clause (j) of Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          “(j) any Loan Document, including the CS Intercreditor Agreement or the Subordinated Term Loan Subordination Agreement, shall be terminated, revoked or declared void or invalid or unenforceable or challenged or breached by the Borrower, any other obligor or any other party to a Loan Document (other than the Agent or any Lender); provided, however, that the termination of the CS Intercreditor Agreement or Subordinated Term Loan Subordination Agreement resulting from the release of the CS Guarantee and Collateral Agreement or the payment in full of the Subordinated Term Loan Debt, respectively, shall not be an Event of Default hereunder or under any other Loan Document;
     (b) A new clause (s) is hereby added to Section 9.1 of the Credit Agreement to read in its entirety as follows:
          “ (s) (i) there occurs an “Event of Default” as defined in the Subordinated Term Loan Documents or (ii) there occurs under the Alon Loan Documents (a) one or more monetary “Event(s) of Default” (as defined in the Alon Loan Documents) in the amount of $40,000,000 or more either individually for any single Event of Default or in the aggregate for all such monetary Events of Default, or (b) a non monetary Event of Default, in each case under (a) and (b) of this clause (s), unless and until each such Event of Default has either been waived in writing in accordance with the requirements of the Alon Loan Documents or such Event(s) of Default has been cured to the extent permitted by, and in compliance with, the terms of the Alon Loan Documents.
     Section 2.5 New Definitions. The following new definitions are hereby added to Annex A to the Credit Agreement in proper alphabetical order to read in their entirety as follows:
“ ‘Alon’ means Alon USA Energy, Inc.”
“ ‘Alon Loan Agreement’ means that certain Credit Agreement dated as of June ___, 2006 and executed by and among certain financial institutions party thereto from time to time, Credit Suisse, acting through its Cayman Islands Branch, as Collateral Agent and Alon.”
“ ‘Alon Loan Documents’ means, collectively, the Alon Loan Agreement and all other agreements, instruments, and documents evidencing, securing, guaranteeing, or otherwise relating to the transactions contemplated by the Alon Loan Agreement.”
“ ‘BAS’ means Banc of America Securities LLC.”
“ ‘Closing Expenses’ has the meaning set forth in the Fifth Amendment to Amended and Restated Credit Agreement dated as of June 22, 2006 by and among the Agent, the Lenders and the Borrower.”

“ ‘CS’ means Credit Suisse, acting through its Cayman Islands Branch, as Collateral Agent, under the Alon Loan Agreement .”
“ ‘CS Guarantee and Collateral Agreement’ means that certain Guaranty and Collateral Agreement dated as of August 4, 2006 by the Borrower and certain of its Subsidiaries in favor of CS.”
“ ‘CS Intercreditor Agreement’ means that certain Intercreditor Agreement dated as of August 4, 2006 by and between the Agent and CS. The CS Intercreditor Agreement is a Loan Document.”
“ ‘Holdings’ means Paramount Petroleum Holdings, Inc., a Delaware corporation.”
“ ‘Subordinated Term Loan’ means the term loan in the aggregate amount not to exceed One Hundred Thirteen Million Dollars ($113,000,000), made by Holdings to the Borrower subject to the Subordinated Term Loan Subordination Agreement.”
“ ‘Subordinated Term Loan Debt’ means the indebtedness and liabilities of the Borrower under the Subordinated Term Loan Documents.”
“ ‘Subordinated Term Loan Documents’ means, collectively, the documents in form and substance satisfactory to the Agent, from time to time evidencing, securing and otherwise relating to the Subordinated Term Loan.”
“ ‘Subordinated Term Loan Subordination Agreement’ means the Subordination Agreement dated as of August 4, 2006 by and between the Agent and Holdings. The Subordinated Term Loan Subordination Agreement is a Loan Document.”
     Section 2.6 Amended Definitions.
     (a) Permitted Payments. A new clause “(f)” is hereby added to the definition of “Permitted Payments” to read in its entirety as follows:
     “ (f) such payment is not otherwise prohibited under the terms of the Subordinated Term Loan Subordination Agreement.”
     (b) Restated Definitions. Each of the following definitions contained in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read, respectively, as follows:
“ ‘Aggregate Revolver Outstandings’ means, at any date of determination: the sum of: (a) the unpaid balance of Revolving Loans; (b) the aggregate amount of Pending Revolving Loans; (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding

Letters of Credit; and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.”
“ ‘Borrowing’ means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower, or by Bank in the case of a Borrowing funded by Non-Ratable Loans, or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.”
“ ‘Cash Flow’ means, for any period, an amount equal to: (a) the sum of: (i) EBITDA (adding back Permitted Distributions and Closing Expenses, in each case, to the extent they are included in determining EBITDA); and (ii) accrued Turnaround Costs for such period relating to the Paramount Refinery, minus (b) the sum of: (i) actual Turnaround Costs for such period; (ii) Non-Discretionary Capital Expenditures made by the Borrower and its Subsidiaries during such period; and (iii) federal, state, local and foreign income Taxes paid or payable during such period by the Borrower and its Subsidiaries to the extent included in EBITDA, provided that such Taxes shall in no event be less than zero.
“ ‘Change of Control’ means if (a) Holdings ceases to own directly or indirectly 100% of the issued and outstanding voting capital stock of the Borrower, or (b) Alon ceases to own directly or indirectly 100% of the issued and outstanding voting capital stock of Holdings.”
“ ‘Maximum Revolver Amount’ means Two Hundred Fifteen Million Dollars ($215,000,000).”
“ ‘Security Agreement’ means that certain Security Agreement (as amended, restated, or otherwise modified from time to time) dated as of December 18, 2003 by and between the Borrower and the Agent.”
“ ‘Stock Purchase Closing Date’ means the ‘Closing Date’ as defined under the terms of the Stock Purchase Agreement.”
“ ‘Subordination Agreement’ means a subordination agreement entered into between Agent, on behalf of the Lenders, and one or more third parties in form and substance satisfactory to the Agent and the Lenders including, without limitation, the Subordinated Term Loan Subordination Agreement.”
“ ‘Subordinated Debt’ means Debt issued by the Borrower and subordinated in all respects to the payment and performance of the Obligations pursuant to a Subordination Agreement including, without limitation, the Debt evidenced by the Subordinated Term Loan Documents.”

“ ‘Termination Date’ means the earliest to occur of: (i) the Stated Termination Date; (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2; and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.”
     Section 2.7 Deleted Definitions. The following definitions contained in Annex A are hereby deleted in their entirety: “Base Facility”; “Special Availability”; “Special Revolving Lenders”; “Special Revolving Line of Credit”; “Special Revolving Line of Credit Period”; “Special Revolving Line of Credit Termination Date”; “Second Special Availability”; “Second Special Revolving Lenders”; “Second Special Revolving Line of Credit”; “Second Special Revolving Line of Credit Period”; “Second Special Revolving Line of Credit Termination Date”; and “Second Special Revolving Loans”.
     Section 2.8 Schedules A-1 and A-3 of the Credit Agreement are hereby amended and restated in full, respectively, by replacing them with Schedule A-1 and Schedule A-3 attached to this Amendment.
ARTICLE III
OTHER AGREEMENTS
     Section 3.1 Limited Waivers.
     (a) The Agent and the Lenders hereby waive any noncompliance with Sections 7.9 and 9.1(p) of the Credit Agreement resulting from either (i) the “Closing” (as defined in the Stock Purchase Agreement) or (ii) the transfer of the stock of Paramount, OR and Paramount, WA, described in Section 3.4 of this Amendment, solely in connection with the 1031 Transaction (as defined below).
     (b) The Borrower has advised the Agent and the Lenders that it will incur certain fees and expenses for closing fees, investment banking fees, other out-of-pocket expenses, and payments to existing employees (collectively, the “Closing Expenses”) in connection with the closing of the Stock Purchase Agreement in an aggregate amount not to exceed $34,000,000. The Agent and the Lenders hereby waive any noncompliance with Sections 7.9, 7.15, or 7.16 of the Credit Agreement with respect to the Closing Expenses so long as (i) the Closing Expenses do not exceed $34,000,000 in the aggregate and (ii) the Closing Expenses are paid substantially contemporaneous with the Stock Purchase Closing Date.
     (c) The Agent and the Lenders hereby waive any noncompliance with Sections 7.12, 7.13, 7.15, and 7.18 of the Credit Agreement resulting from the execution and maintenance of the CS Guarantee and Collateral Agreement; provided, that CS enters into the CS Intercreditor Agreement with the Agent on terms and conditions mutually satisfactory to the Agent and CS.
     (d) The Agent and the Lenders hereby waive any noncompliance with Section 7.10 of the Credit Agreement resulting from the Upper Bluffs Dividend described in Section 3.5 of this Amendment.

The waivers contained in this Section 3.1 are limited to the specific transactions described in the foregoing clauses (a) through (d) and shall not constitute a waiver of any other violation of Sections 7.9, 7.10, 7.12, 7.13, 7.15, 7.16¸ 7.18 or 9.1(p) of the Credit Agreement, whether or not similar to the transactions evidenced by the Stock Purchase Agreement, the 1031 Transaction, the expenses and fees paid in connection with the Stock Purchase Agreement, the CS Guarantee and Collateral Agreement, or the Upper Bluffs Dividend.
     Section 3.2 Non-Recourse Guaranty Agreement and Stock Pledge. Concurrent with the Stock Purchase Closing Date, (a) the Borrower shall cause Holdings (i) to execute a Non-Recourse Guaranty Agreement in favor of the Agent and the Lenders, (ii) to pledge to the Agent, for the benefit of the Lenders, 100% of the issued and outstanding capital stock of the Borrower (the “Shares”) pursuant to a Pledge Agreement executed by Holdings and the Agent in form and substance reasonably satisfactory to Agent, (iii) to deliver the original stock certificates representing the Shares to be immediately delivered to the Agent, and (iv) to execute an Assignment Separate from Certificate in blank with respect to the Shares, and (b) the Agent and the Lenders will release the current Non-Recourse Suretyship Agreements and Pledge Agreements from each of W. Scott Lovejoy, Mark R. Milano, and the Craig C. Barto and Gisele M. Barto Living Trust, u/d/t dated April 5, 1991 (it being understood by all parties that each of the Non-Recourse Suretyship Agreement and the Pledge Agreement executed by the Jerrel C. and Janice D. Barto Living Trust, u/d/t dated March 18, 1991, have been released in connection with the Third Amendment to Amended and Restated Credit Agreement dated as of June 12, 2006).
     Section 3.3 1031 Exchange. Pursuant to Section 2.3(d) of the Stock Purchase Agreement, the Borrower has requested that the Agent and the Lenders agree to release their liens on the assets of Paramount, OR and Paramount, WA, all as more fully described on Exhibit 1 attached hereto and by its reference incorporated herein (collectively, the “1031 Assets”), contemporaneous with the sale, if any, to Alon (or its qualified intermediary) of the 1031 Assets under the terms of the Stock Purchase Agreement (the “1031 Transaction”). For avoidance of doubt, the 1031 Assets do not include any Inventory or Accounts, including any located at or associated with the Willbridge Refinery or the Richmond Beach Terminal, all of which are owned by the Borrower and upon which the Agent and the Lenders have a continuing lien. Under the terms of Section 2.3(d) of the Stock Purchase Agreement, contemporaneous with the 1031 Transaction, if any, the Agent and Lenders agree to release their liens on the 1031 Assets provided that:
     (a) No Default or Event of Default shall have occurred and be continuing;
     (b) The 1031 Exchange does not occur prior to three (3) Business Days prior to the anticipated Stock Purchase Closing Date (the “1031 Effective Date”);
     (c) The purchase price for the 1031 Assets is not less than that specified in Schedule 2.3(d) of the Stock Purchase Agreement; and
     (d) The Agent receives, for the benefit of the Lenders, in cash, the purchase price set forth in Schedule 2.3(d) (as may be amended) of the Stock Purchase Agreement after the Borrower’s payment of (i) all directly related out-of-pocket expenses, such as escrow and title company fees and (ii) accrued but unpaid real estate taxes on the 1031 Assets. The net amount of the purchase price, after subtracting clauses (i) and (ii) of the preceding sentence shall be applied by the Agent to the outstanding balance of the Loans in accordance with the terms of the Credit Agreement.
Notwithstanding the foregoing, if the Stock Purchase Closing Date does not occur on or before the time period set forth in Section 2.3(d)(iii) of the Stock Purchase Agreement, the Borrower agrees to cause (i) the 1031 Transaction to be unwound, (ii) the Subsidiary Guarantors to immediately grant to the Agent and the Lenders liens in the 1031 Assets with the same priority as those existing in favor of the Agent and the Lenders immediately prior to the Fifth Amendment Closing Date, (iii) a new title policy in form and substance satisfactory to the Agent to be issued in favor of the Agent and the Lenders insuring the title with respect to the 1031 Assets, and (iv) the Subsidiary Guarantors to execute such additional documents and instruments as the Agent may reasonably request to carry out the terms of the foregoing.
     Section 3.4 Release of Paramount, WA and Paramount, OR. Following the 1031 Transaction and upon the satisfaction of the conditions precedent set forth in Section 4.1 of this Amendment, the Agent and the Lenders shall release (a) their liens on the stock owned by the Borrower of Paramount, OR and Paramount, WA and (b) any Guaranty Agreement, Security Agreement, or other document executed by Paramount, WA or Paramount, OR in favor of the Agent and/or the Lenders. In connection with the 1031 Transaction, on or after the 1031 Effective Date, the Borrower may transfer, by merger or otherwise, all of its ownership interest in Paramount, WA and Paramount, OR.
     Section 3.5 Release of Point Wells Property. The Borrower has advised the Agent and the Lenders that it intends to dividend or distribute to the owners of the Borrower the real property owned by Point Wells above the Richmond Beach Terminal commonly known as the Upper Bluffs Property (the “Upper Bluffs Property”) by distributing the membership interests of the Borrower in Point Wells and such dividends or distributions will occur substantially concurrent with the Stock Purchase Closing Date (the “Upper Bluffs Dividend”). Concurrent with such dividend or distribution, the Agent and the Lenders agree (x) to release their liens on the Upper Bluffs Property and all other property of Point Wells, (y) release the Guaranty Agreement and Security Agreement of Point Wells executed in favor of the Agent and the Lenders, and (z) release the pledge by the Borrower of the membership interests of the Borrower in Point Wells. If the Stock Purchase Closing Date does not occur within three (3) Business Days following such release of liens, the Borrower agrees to cause (i) Point Wells to immediately grant to the Agent and the Lenders a lien in the Upper Bluffs Property, and all other property of Point Wells, with the same priority as that existing in favor of the Agent and the Lenders immediately prior to the Fifth Amendment Closing Date, (ii) the membership interests of Point Wells to be transferred back to the Borrower and repledged to the Agent and the Lenders with the same priority as that existing in favor of the Agent and the Lenders immediately prior to the Fifth Amendment Closing Date, (iii) a new title policy in form and substance satisfactory to the Agent to be issued in favor of the Agent and the Lenders insuring the title of the Upper Bluffs Property, and (iv) Point Wells to execute such additional documents and instruments as the Agent may reasonably request to carry out the terms of the foregoing.

     Section 3.6 Repayment of the Term Loan Debt. Contemporaneous with the Stock Purchase Closing Date, the Term Loan shall be repaid in full from the proceeds of the Subordinated Term Loan.
     Section 3.7 Subordinated Debt. Unless the Borrower has previously made Permitted Payments in respect of the Subordinated Debt since January 1, 2006 in an aggregate amount of Four Million Dollars ($4,000,000) or more, the Borrower shall be permitted to make aggregate payments substantially concurrent with the Stock Purchase Closing Date to (a) the Jerrel C. and Janice D. Barto Living Trust, u/t/d dated March 18, 1991, (b) the Craig C. Barto and Gisele M. Barto Living Trust, u/t/d April 5, 1991, (c) W. Scott Lovejoy, and (d) Mark R. Milano (collectively, the “Subordinated Owners”) equal to the difference between (i) Four Million Dollars ($4,000,000) and the aggregate amount of any prior Permitted Payments to the Subordinated Owners since January 1, 2006. This consent is a one-time consent only, relates only the specific transaction described above and is not a consent to any other payments on Subordinated Debt except as expressly permitted in the Credit Agreement.
     Section 3.8 Pro Forma Financial Information. The Borrower covenants to the Agent and the Lenders that the Financial Statements of the Borrower for the calendar month ending immediately following the Stock Purchase Closing Date, delivered in accordance with Section 5.2(b) of the Credit Agreement, will have no material adverse difference from the changes noted in the pro forma financial information of the Borrower (as of the Stock Purchase Closing Date and reflecting the transactions in the Stock Purchase Agreement) previously delivered in writing to the Agent, which is reasonably likely to result in a Material Adverse Effect. A breach of the covenant set forth in this Section 3.8 shall constitute an Event of Default under the terms of the Credit Agreement
     Section 3.9 Further Assurances. The Borrower covenants to the Agent and the Lenders that it will grant, or cause to be granted, to the Agent upon the Agent’s request therefore a lien on any real property and assets owned by the Borrower (and Paramount, Or and Paramount, WA solely to the extent that the 1031 Transaction doesn’t occur under Section 3.3 of this Amendment), to the extent that such property becomes Term Collateral (as defined in the CS Intercreditor Agreement) on or after the Fifth Amendment Closing Date (“After Pledged Property”). The Borrower shall cooperate in delivering to the Agent any executed documents, instruments, mortgages, deeds of trust, or similar security agreements with respect to the After Pledged Property, each in form and substance satisfactory to the Agent in its discretion, reasonably exercised.
     Section 3.10 Compliance with Credit Agreement. The Borrower hereby represents and warrants to the Agent and the Lenders that (a) no Default or Event of Default has occurred and is continuing, (b) the representations and warranties contained herein and in the Credit Agreement, as amended hereby, are true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, and (c) the Borrower is in compliance with all covenants set forth herein and in the Credit Agreement, as amended hereby.

ARTICLE IV
CONDITIONS PRECEDENT
     Section 4.1 Conditions Precedent. This Amendment will not be binding on the Agent and the Lenders with respect to the 1031 Transaction until the 1031 Effective Date. The balance of this Amendment will not be binding on the Agent and the Lenders until the satisfaction of the following conditions precedent in form and substance satisfactory to the Agent, provided, that, in all cases, Section 5.7 of this Amendment shall be immediately effective upon the full execution of this Amendment:
     (a) The closing of the Stock Purchase Agreement shall have occurred in accordance with Section 2.6 of the Stock Purchase Agreement (it being understood however that the closing of the Stock Purchase Agreement, the waivers of Agent and Lenders under Section 3.1 and the binding effect of this Amendment as otherwise provided in the second sentence of Section 4.1 above shall all be deemed to occur concurrently);
     (b) The representations and warranties contained herein and in the Credit Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;
     (c) No Default or Event of Default shall have occurred and be continuing;
     (d) The Borrower shall have delivered to the Agent an executed original of this Amendment together with all acknowledgements;
     (e) The Borrower shall have paid to the Agent and BAS all fees, costs, and expenses owed to and/or incurred by the Agent or BAS, respectively, arising in connection with this Amendment;
     (f) The Agent shall have received an executed promissory note from the Borrower for each of the respective Lenders to reflect their Commitment;
     (g) The Agent shall have received an executed Fifth Amendment of Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing for the property of the Borrower located in Paramount, California, together with such endorsements to title policy number 31050058X52 as the Agent may require in its discretion;
     (h) The Agent shall have received such other documents, corporate resolutions, corporate certificates, legal opinions and information, including, without limitation, any third party consents, that the Agent shall require, each in form and substance satisfactory to the Agent;
     (i) The Agent shall have received each of the following fully-executed documents, in form and substance satisfactory to the Agent in its discretion, reasonably exercised: (i) a Non-Recourse Guaranty Agreement executed by Holdings in favor of the Agent, (ii) a Pledge Agreement by and between the Agent and Holdings; (iii) an assignment separate from certificate executed in blank by Holdings; and (iv) the stock certificate representing the Shares;
     (j) The Agent shall have received a fully-executed copy of the Stock Purchase Agreement with all schedules and attachments thereto and the Agent shall have received and approved Schedule 2.3(d) to the Stock Purchase Agreement;
     (k) The Agent shall have received the final form of the CS Guarantee and Collateral Agreement;
     (l) The Agent shall have received the final form of the Subordinated Term Loan Documents;
     (m) The Agent shall have received satisfactory evidence that the Borrower has received the Subordinated Term Loan and that the Borrower has repaid the Term Loan Debt in full;
     (n) The Agent shall have received a fully executed copy of the CS Intercreditor Agreement substantially in the form attached hereto as Exhibit 2;
     (o) The Agent shall have received a fully executed copy of the Subordinated Term Loan Subordination Agreement, on terms and conditions satisfactory to the Agent in its discretion, reasonably exercised;
     (p) The Agent shall have received a letter agreement with respect to the Willbridge Refinery and the Richmond Beach Terminal, in each case, granting the Agent access rights substantially similar to those granted to the Agent under the terms of Section 5 of the CS Intercreditor Agreement;
     (q) The Borrower has Availability of not less than Twenty Million Dollars ($20,000,000) after (i) giving effect to the payment of all fees and expenses incurred in connection with this Amendment, (ii) giving effect to the Closing Expenses, (iii) giving effect to proceeds from the Subordinated Term Loan and (iv) reserving against accounts payable aged beyond their customary payment terms and any book overdraft;
     (r) There shall exist no action, suit, investigation, litigation, or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that in the Agent’s judgment (a) could reasonably be expected to have a Material Adverse Effect, or (b) could reasonably be expected to materially and adversely affect the credit facility set forth in the Credit Agreement or the transactions contemplated thereby;
     (s) The Agent shall have determined that the Borrower and its Subsidiaries are adequately capitalized, that the fair saleable value of their assets will exceed their liabilities at closing, and that the Borrower and its Subsidiaries will have sufficient working capital to pay their debts as they become due;
     (t) To the extent that the transactions contemplated by the Stock Purchase Agreement affect any existing insurance policies or certificates, the Agent shall have received updated certificates of insurance and loss payable endorsements, all in form and substance satisfactory to the Agent;
     (u) The Borrower, each Subsidiary Guarantor and Alon shall have obtained all governmental and third party consents and approvals as may be necessary or appropriate in connection with the Credit Agreement, this Amendment, the Stock Purchase Agreement and the transactions contemplated thereby, including evidence satisfactory to Banc of America Securities LLC (“BAS”), the Agent and their respective counsel that the Borrower and Alon have obtained any necessary or appropriate Hart Scott Rodino Act approvals;
     (v) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent in its sole and absolute discretion.
ARTICLE V
MISCELLANEOUS
     Section 5.1 Acknowledgment of the Borrower. The Borrower hereby represents and warrants that the execution and delivery of this Amendment and compliance by the Borrower with all of the provisions of this Amendment: (a) are within the powers and purposes of the Borrower; (b) have been duly authorized or approved by the board of directors of the Borrower; and (c) when executed and delivered by or on behalf of the Borrower will constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms. The Borrower reaffirms its obligation to pay all amounts due to the Agent or the Lenders under the Loan Documents in accordance with the terms thereof, as modified hereby. The Borrower hereby represents and warrants to the Agent and the Lenders that neither the consent of the Term Loan Lenders nor of the Term Loan Agent is required under the terms of either the Amended and Restated Intercreditor Agreement or the Term Loan Documents in order to consummate the transactions and amendments contemplated by this Amendment. In the alternative, if any such consent by the Term Loan Lenders or the Term Loan Agent is required, such consent has been obtained and delivered to the Agent, in form and substance satisfactory to the Agent, on or before the date of this Amendment.
     Section 5.2 Loan Documents Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Credit Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect. A breach by Borrower of the terms of this Amendment shall be an Event of Default. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to the Agent, for the benefit of the Lenders, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Credit Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.
     Section 5.3 Parties, Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Agent, the Lenders, and their respective successors and assigns.
     Section 5.4 Counterparts. This Amendment may be executed in one or more counterparts and by telecopy, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     Section 5.5 EFFECT OF WAIVER. NO CONSENT OR WAIVER, EXPRESS OR IMPLIED, BY THE AGENT TO OR OF ANY BREACH OF OR DEVIATION FROM ANY COVENANT, DUTY, OR CONDITION SET FORTH IN THE CREDIT AGREEMENT SHALL BE DEEMED A CONSENT OR WAIVER TO OR OF ANY OTHER BREACH OF OR DEVIATION FROM THE SAME OR ANY OTHER COVENANT, DUTY, OR CONDITION. NO FAILURE ON THE PART OF THE AGENT OR ANY LENDER TO EXERCISE, NO DELAY IN EXERCISING, AND NO COURSE OF DEALING WITH RESPECT TO, ANY RIGHT, POWER, OR PRIVILEGE UNDER THIS AMENDMENT, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT SHALL OPERATE AS A WAIVER THEREOF, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, POWER, OR PRIVILEGE UNDER THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT, POWER, OR PRIVILEGE. THE RIGHTS AND REMEDIES PROVIDED FOR IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE CUMULATIVE AND NOT EXCLUSIVE OF ANY RIGHTS AND REMEDIES PROVIDED BY LAW.
     Section 5.6 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
     Section 5.7 Expenses of Agent and BAS. Without limiting the terms and conditions of the Loan Documents, the Borrower agrees to pay on demand: (a) all costs and expenses incurred by the Agent and BAS in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including without limitation, the costs and fees of the Agent’s legal counsel; and (b) all costs and expenses reasonably incurred by the Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the costs and fees of the Agent’s legal counsel and the costs and fees associated with any environmental due diligence conducted in relation hereto. In addition, the Borrower will pay (a) all reasonable out-of-pocket costs and expenses (including legal fees of the Agent’s and BAS’ counsel) of the Agent and BAS associated with the credit facility set forth in the Credit Agreement and this Amendment, including costs and expenses of (i) the Agent’s and BAS’ due diligence, including field examinations, appraisals and environmental audits, and (ii) preparing, administering, syndicating and enforcing all documents executed in connection with this Amendment and the Loan Documents executed in connection herewith, plus (b) a $850 per day per field examiner charge, in addition to all out-of-pocket expenses for field examinations.
     Section 5.8 Choice of Law; Jury Trial Waiver. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY, IF ANY, IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET, OR OTHERWISE CONCERNING THIS AMENDMENT. Without limiting the applicability of any other provision of the Credit Agreement, the terms of Section 13.3 of the Credit Agreement shall apply to this Amendment.
     Section 5.9 Total Agreement. This Amendment, the Credit Agreement, and all other Loan Documents shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.

“BORROWER”

PARAMOUNT PETROLEUM CORPORATION,
a Delaware corporation

By:	/s/ Craig H. Studwell
Name: Craig H. Studwell
Title: Senior Vice President

“AGENT”

BANK OF AMERICA, N.A.

By:	/s/ Todd R. Eggertsen
Name: Todd R. Eggertsen
Title: Vice President

“BAS”

BANC OF AMERICA SECURITIES LLC, as
sole lead arranger and book manager

By:	/s/ Janet Jarrett
Name: Janet Jarrett
Title: Principal

“BANK”

BANK OF AMERICA, N.A.

By:	/s/ Todd R. Eggertsen
Name: Todd R. Eggertsen
Title: Vice President

“LENDERS”

BANK OF AMERICA, N.A.

By:	/s/ Todd R. Eggertsen
Name: Todd R. Eggertsen
Title: Vice President

SOCIÉTÉ GÉNÉRALE

By:	/s/ Peter Rihs
Name: Peter Rihs
Title: Vice President

By:	/s/ Stephanie Placide
Name: Stephanie Placide
Title: Director

CITIBANK (WEST), FSB

By:	/s/ Hillary Savoie
Name: Hillary Savoie
Title: Vice President

BNP PARIBAS

By:	/s/ Jordan Nenoff
Name: Jordan Nenoff
Title: Director

By:	/s/ Keith Cox
Name: Keith Cox
Title: Managing Director

NATEXIS BANQUES POPULAIRES

By:	/s/ Simon Melchior
Name: Simon Melchior
Title: Assistant Vice President

By:	/s/ Vincent Lauras
Name: Vincent Lauras
Title: Managing Director

     Each of the undersigned acknowledges that its consent is not required, but nevertheless does hereby consent to the foregoing Amendment. Each of the undersigned hereby reaffirms its obligations under its Non-Recourse Suretyship Agreement, Pledge Agreement, and all other documents executed by it in favor of the Agent and/or the Lenders (collectively, the “Suretyship Agreements”) and acknowledges and agrees that the Suretyship Agreements remain in full force and effect and the Suretyship Agreements are hereby ratified and confirmed. The signatures of the undersigned shall be fully effective even if other persons named below fail to sign this acknowledgment. The failure to obtain the signature of any of the undersigned shall not affect the obligations, under the terms of the Suretyship Agreements, of the persons listed below, including but not limited to the person who fails to sign.

/s/ W. Scott Lovejoy W. SCOTT LOVEJOY

/s/ Mark R. Milano MARK R. MILANO

/s/ Craig C. Barto Craig C. Barto, Trustee of the Craig C. Barto and Gisele M. Barto Living Trust, u/d/t
dated April 5, 1991

/s/ Gisele M. Barto Gisele M. Barto, Trustee of the Craig C. Barto and Gisele M. Barto Living Trust, u/d/t
dated April 5, 1991

     Each of the undersigned acknowledges that its consent is not required, but nevertheless does hereby consent to the foregoing Amendment. Each of the undersigned hereby reaffirms its obligations under its Guaranty Agreement, Security Agreement, and all other documents executed by it in favor of the Agent and/or the Lenders (collectively, the “Guaranty Agreements”) and acknowledges and agrees that the Guaranty Agreements remain in full force and effect and the Guaranty Agreements are hereby ratified and confirmed. Each of the undersigned hereby reaffirms its obligations under its respective Deed of Trust with Power of Sale, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement, but otherwise subject to the terms of this Amendment. The signatures of the undersigned shall be fully effective even if other persons named below fail to sign this acknowledgment. The failure to obtain the signature of any of the undersigned shall not effect the obligations, under the above described documents, of the persons listed below, including but not limited to the person who fails to sign.

Paramount of Oregon, Inc., an Oregon
corporation

By:	/s/ Craig H. Studwell
Name: Craig H. Studwell
Title: Senior Vice President

Paramount of Washington, Inc., a Washington corporation

By:	/s/ Craig H. Studwell
Name: Craig H. Studwell
Title: Senior Vice President

Point Wells, LLC, a Washington limited liability company

By:	/s/ Craig H. Studwell
Name: Craig H. Studwell
Title: Assistant Manager